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                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Outlet Communications, Inc. of our report dated February 10, 1995, included in the 1994 Annual Report to Stockholders of Outlet Communications, Inc.

Our audit also included the financial statement schedule of Outlet Communications, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51746) pertaining to the 1992 Stock Incentive Plan of Outlet Communications, Inc. of our report dated February 10, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Outlet Communications, Inc.


                                          ERNST & YOUNG LLP


Providence, Rhode Island
March 27, 1995